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                    NONCOMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT (this "Agreement"), dated
August 16 1995, is between RICHEY ELECTRONICS, INC., a Delaware corporation ("Richey"), and Gary L. Lancaster ("Shareholder").

                            RECITALS

          A. Inland Empire Interconnects, a California corporation ("IEI"), the shareholders of IEI (including Shareholder) and Richey are parties to that certain Asset Purchase Agreement, dated as of August __, 1995 (the "Purchase Agreement"), pursuant to which Richey is purchasing substantially all of the assets of and relating to IEI's business of custom cable assembly and manufacture of interconnect products (the "Business") and the goodwill of the Business. The Business has been carried on in the 58 counties of the State of California and in the states of Oregon, Washington, New York and Ohio, and in the countries of Italy, France and Canada (hereinafter referred to as the "Restricted Territory").

          B. Shareholder owns approximately thirty-three and one-third percent (33 1/3%) of the issued and outstanding shares of IEI.

          C. In order to induce Richey to consummate the purchase contemplated by the Purchase Agreement and to assure the transfer of the goodwill of the Business to Richey, Shareholder has agreed to enter into this Agreement with Richey for the consideration set forth herein. The other shareholders of IEI have also entered into agreements not to compete with Richey.

          NOW, THEREFORE, the parties agree as follows:

          1. REPRESENTATIONS. Shareholder represents and warrants to Richey that IEI has carried on the Business in the Restricted Territory including, without limitation, in each of the 58 counties of the State of California.

          2. CONSIDERATION FOR COVENANT. As consideration for this Agreement, Richey is paying Shareholder the sum of $178,334 in cash concurrently with the execution and delivery of this Agreement.

          3.   COVENANT NOT-TO-COMPETE.  During the
Noncompetition Period (as hereinafter defined), Shareholder shall not, in the Restricted Territory, directly or indirectly, by ownership of debt or equity interests in any businesses, or by participation in the management or operations of any businesses, or by the solicitation of customers or suppliers, or otherwise, participate or engage in any line of business or activity which is the same as or substantially similar to IEI's business of

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custom cable assembly and manufacture of interconnect products, and Shareholder shall not affirmatively assist or induce any third party to engage in any activity which is so prohibited. The foregoing restrictions shall not apply to or prohibit the ownership by Shareholder of less than 5% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market. In addition, the foregoing restrictions shall not apply to services performed by Shareholder for Richey while employed by Richey.

          4. NONCOMPETITION PERIOD. The Noncompetition Period shall be a period of three years beginning on the date of this Agreement and ending on the third anniversary of the date of this Agreement.

          5. EMPLOYMENT BY RICHEY. This Agreement is entered into by Shareholder in order to induce Richey to consummate the acquisition of the Business and to assure the transfer of the goodwill of the Business to Richey. As consideration for this Agreement, Richey is paying Shareholder the sum provided for herein. As a matter completely separate and apart from such acquisition, Richey and Shareholder have entered into an employment agreement of even date herewith (the "Employment Agreement"). It is the parties' intention that their respective obligations under this Agreement and under the Employment Agreement shall be completely separate and independent and that the performance of one agreement shall not be a condition of an obligation to perform the other agreement. Without limiting the generality of the foregoing, it is understood and agreed that any breach by Richey of its obligations under the Employment Agreement or any claims Shareholder may have against Richey arising out of an employment relationship between Richey and Shareholder shall not excuse or discharge Shareholder's obligations under this Agreement.

          6. SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          It is the desired intent of the parties that the provisions of this Agreement shall be enforceable to the fullest extent permissible in each jurisdiction in which such enforcement is sought. Accordingly, if any portion of the covenant not to compete contained in this Agreement is held by any court of competent jurisdiction to be unreasonable, arbitrary, against public policy or otherwise invalid or unenforceable, then said covenant not to compete shall be considered divisible both as to

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time and as to geographical area, and each month of the
Noncompetition Period shall be deemed a separate period of time, and each state, county, city, parish or other local jurisdiction in the Restricted Territory shall be deemed a separate geographical area, so that the court may reduce the scope thereof or otherwise amend or reform the portion thus adjudicated to a lesser period of time or a smaller geographical area that is determined to be reasonable, not arbitrary, not against public policy and, valid and enforceable by Richey, such amendment or reformation to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

          7. REMEDIES. The parties recognize that the performance of the obligations under this Agreement by Shareholder is special, unique and extraordinary in character, and that in the event of a breach by Shareholder of the terms and conditions of this Agreement, Richey shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Shareholder and/or to enjoin Shareholder from any violation thereof.

          8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors, permitted assigns and heirs. Neither this Agreement nor any rights or obligations hereunder shall be assignable by Shareholder. This Agreement and the rights and obligations hereunder shall be assignable by Richey without the consent of Shareholder to (a) an affiliate of Richey, (b) a person that acquires all or substantially all of the assets of Richey or all or substantially all of the assets used or held for use in the Business or (c) a person to which the Purchase Agreement is assigned by Richey.

          9.   WAIVER; REMEDIES.   No failure or delay by any
party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or equity.

          10. AMENDMENT. This Agreement or any term hereof may be changed, waived, discharged or terminated only by an agreement in writing signed by the party against whom such change, waiver, discharge or termination is sought to be enforced. Any change, waiver, discharge or termination referred to in the preceding sentence will apply only to the change, waiver, discharge or termination specifically referred to in the writing and will not be construed or applied to constitute a change, waiver, discharge

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or termination of any future rights or powers of any party under this Agreement.

          11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of laws principles or rules.

          12. HEADINGS. The headings of the sections contained in this Agreement have been inserted for convenience of reference only and shall not form a part of or affect the meaning, construction or scope thereof.

          13. CONSTRUCTION. Each party has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          14. ATTORNEYS' FEES. Should any party institute any action or proceeding to enforce any provisions of this Agreement, or for damages by reason of an alleged breach of any provision of this Agreement, or for a declaration of rights hereunder, the prevailing party (as determined by the court, agency or other authority before which such action or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code).

          15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, and each party agrees to be bound by its own telecopied signature and to accept the telecopied signatures of the other parties.

          16. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understandings between the parties with respect to such matters.

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          IN WITNESS WHEREOF, the parties have caused this
Agreement to be duly executed as of the day and year first above written.


RICHEY ELECTRONICS, INC.            SHAREHOLDER

By /s/ Richard N. Berger            /s/ Gary L. Lancaster
   ---------------------            ---------------------
   RICHARD N. BERGER                GARY L. LANCASTER
Chief Financial Officer





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